                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
          INFORMATION STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934


    Filed by the registrant /x/
    Filed by a party other than the registrant / /
    Check the appropriate box:
    / / Preliminary proxy statement                / /  Confidential, For Use
                                                        of the Commission Only
                                                        (as permitted by Rule
                                                        14a-6(e)(2))
    /x/ Definitive proxy statement
    / / Definitive additional materials
    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Advanced Fibre Communications, Inc.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

/x/    No fee required.

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

       (2)  Aggregate number of securities to which transactions applies:

------------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

------------------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

       (5)  Total fee paid:

------------------------------------------------------------------------------

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

/ /    (1)  Amount previously paid:

------------------------------------------------------------------------------

       (2)  Form, Schedule or Registration Statement no.:

------------------------------------------------------------------------------

       (3)  Filing Party:

------------------------------------------------------------------------------

    (4)  Date Filed:

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
                  [LOGO]

                      ADVANCED FIBRE COMMUNICATIONS, INC.
                              1 WILLOW BROOK COURT
                           PETALUMA, CALIFORNIA 94954

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 22, 1997

To Our Stockholders:

    You are cordially invited to attend a Special Meeting of Stockholders of ADVANCED FIBRE COMMUNICATIONS, INC. (the "Company"), which will be held at the offices of the Company, 9 Willow Brook Court, Petaluma, California 94954 at 9:00 a.m. on September 22, 1997 (the "Special Meeting"). The purpose of the Special Meeting is to consider and take action upon a proposal recommended by the Board of Directors to amend the Corporation's Fourth Restated Certificate of Incorporation to increase the Corporation's authorized Common Stock, from One Hundred Million (100,000,000) shares to Two Hundred Million (200,000,000) shares. This matter is more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on August 12, 1997 as the record date for determining those stockholders who will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection ten days prior to the Special Meeting at the principal offices of the Company, 1 Willow Brook Court, Petaluma, California, 94954. The stock transfer books will not be closed between the record date and the date of the Special Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

    Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matter presented.

                                          Sincerely yours,


                                          /s/ Donald Green

                                          --------------------------------------
                                          Donald Green
                                          CHAIRMAN OF THE BOARD

August 20, 1997
Petaluma, California

STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY PRIOR TO RETURNING
                                 THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                      ADVANCED FIBRE COMMUNICATIONS, INC.

                        TO BE HELD ON SEPTEMBER 22, 1997

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADVANCED FIBRE COMMUNICATIONS, INC. ("AFC" or the "Company") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") which will be held at the offices of the Company, 9 Willow Brook Court, Petaluma, California 94954 on September 22, 1997 at 9:00 a.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about August 20, 1997.

                         VOTING RIGHTS AND SOLICITATION


    The close of business on August 12, 1997 was the record date for stockholders entitled to notice of and to vote at the Special Meeting. As of that date, the Company had 35,962,673 shares of Common Stock issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Special Meeting, and stockholders of record entitled to vote at the Special Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon. Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the Special Meeting.


    Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Special Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposal to approve the increase in authorized shares of Common Stock. If other matters should properly come before the Special Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Management does not know of any matters to be presented at the Special Meeting other than the matter set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the Special Meeting. The approval of the amendment of the Company's Fourth Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") to increase the number of authorized shares of Common Stock will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular employees of the Company for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 1997 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the outstanding shares of the Common Stock of the Company; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group.


                                                                                             SHARES BENEFICIALLY
                                                                                                 OWNED AS OF
                                                                                              JULY 31, 1997(1)
                                                                                           -----------------------
NAME OF BENEFICIAL OWNER                                                                     NUMBER    PERCENTAGE
-----------------------------------------------------------------------------------------  ----------  -----------
Tellabs, Inc.(2).........................................................................   3,381,027        9.4%
  4951 Indiana Avenue
  Lisle, IL 60532
B.J. Cassin(3)...........................................................................   1,117,085        3.1%
Donald Green(4)..........................................................................   1,826,701        5.0%
Carl Grivner(5)..........................................................................     342,755        1.0%
Clifford H. Higgerson(6).................................................................     830,221        2.3%
Brian Jackman(7).........................................................................   3,401,993        9.4%
Dan Rasdal(8)............................................................................      69,000       *
Peter A. Darbee(9).......................................................................     152,484       *
Karen Godfrey(10)........................................................................     100,079       *
Glenn Lillich(11)........................................................................     244,307       *
All executive officers and directors as a group (9 persons)(12)..........................   8,084,625       21.5%


------------------------

*   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 300,000 shares which may be acquired upon exercise of a warrant.

(3) Includes 137,053 shares held in trust by the Robert S. Cassin Charitable Trust, 75,000 shares held in trust by The Cassin Foundation and 75,000 shares held in trust by the Cassin 1997 Charitable Trust UTA dated 1/28/97. The remaining shares are held in trust by B.J. Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust U/D/T, dated January 31, 1996.

(4) Includes 321,502 shares issuable upon exercise of options held by Mr. Green, 199,180 of which shares will be vested as of 60 days from July 31, 1997. Also includes 294,044 shares which may be acquired by Mr. Green upon exercise of warrants. Excludes shares held by Mr. Green's adult children.

(5) Includes 316,489 shares issuable upon exercise of options held by Mr. Grivner, 57,086 of which shares will be vested as of 60 days from July 31, 1997.

(6) Includes 696,797 shares held by Vanguard IV, L.P. Mr. Higgerson is a general partner of Vanguard Venture Partners, L.P., which is the general partner of Vanguard IV, L.P. and may be deemed to be the beneficial owner of such shares owned by Vanguard IV, L.P. Mr. Higgerson disclaims beneficial ownership of such shares.

(7) Includes 3,381,027 shares held by Tellabs, Inc., 300,000 of which shares may be acquired upon exercise of a warrant. Mr. Jackman is the Executive Vice President of Tellabs, Inc. and the President of Tellabs Operations, Inc. and may be deemed to be the beneficial owner of such shares owned by Tellabs, Inc. Mr. Jackman disclaims beneficial ownership of such shares. Also includes 10,000 shares which may be acquired by Mr. Jackman upon exercise of a warrant.

(8) Includes 69,000 shares issuable upon exercise of options held by Mr. Rasdal, 48,000 of which shares will be vested as of 60 days from July 31, 1997.

(9) Includes 2,484 shares subject to a right of repurchase by the Company. Includes 150,000 shares issuable upon exercise of options held by Mr. Darbee, 30,000 of which shares will be vested as of 60 days from July 31, 1997.

(10) Includes 64,515 shares issuable upon exercise of options held by Ms. Godfrey, 36,492 of which shares will be vested as of 60 days from July 31, 1997.

(11) Includes 224,225 shares issuable upon exercise of options held by Mr. Lillich, 164,714 of which shares will be vested as of 60 days from July 31, 1997.

(12) Includes 2,484 shares subject to a right of repurchase by the Company. Includes 1,145,731 shares issuable upon exercise of options, 535,472 of which shares will be vested as of 60 days from July 31, 1997, and 604,044 shares which may be acquired upon exercise of warrants.

     PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

INTRODUCTION

    The Company's Restated Certificate of Incorporation currently authorizes the issuance of One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share. In July 1997, the Board of Directors of the Company adopted a resolution proposing that the Restated Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to Two Hundred Million (200,000,000), subject to stockholder approval of the amendment.

    PROPOSED STOCK SPLIT

    At the same time that it adopted the resolution, the Board of Directors declared a two-for-one stock split of the Company's Common Stock which would be effected as a special distribution of one additional share of Common Stock for each share of Common Stock outstanding (the "Stock Split"). Stockholders are not being asked to vote on the Stock Split, but the Stock Split will not take place unless the authorized number of shares of Common Stock is increased as described in this Proposal. Readers should note that none of the share-related data in this Proxy Statement is adjusted to take into account the proposed Stock Split.

    CURRENT USE OF SHARES


    As of July 31, 1997, the Company had approximately 36 million shares of Common Stock outstanding and approximately 8.2 million shares reserved for future issuance under the Company's employee stock plans, of which, currently, approximately 4.1 million are covered by outstanding options and approximately
4.1 million are available for grant or purchase. In addition, the Company has approximately 750,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 55 million shares remaining available for other purposes.


PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has adopted resolutions setting forth (i) the proposed amendment to paragraph (a) of Article FOURTH of the Company's Restated Certificate of Incorporation (the "Amendment"); (ii) the advisability of the Amendment; and (iii) a call for submission of the Amendment for approval by the Company's stockholders at the Meeting.

    The following is the text of paragraph (a) of Article FOURTH of the Restated Certificate of Incorporation of the Company, as proposed to be amended:

        FOURTH. (a) The Corporation is authorized to issue Two Hundred Five Million (205,000,000) shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

DESIGNATION OF CLASS                                              NUMBER OF SHARES    PAR VALUE
----------------------------------------------------------------  -----------------  -----------
Common Stock....................................................       200,000,000    $    0.01
Preferred Stock.................................................         5,000,000    $    0.01

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

    The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that AFC is authorized to issue in order to give the Company additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. As noted above, the Board of Directors has approved a Stock Split subject to the approval of the Amendment.

    The Board of Directors also believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, and to make acquisitions through the use of stock. Other than with respect to the foregoing Stock Split and as permitted or required under the Company's employee benefit plans and under outstanding options, warrants, and other securities convertible into Common Stock, the Board of Directors has no immediate plans, understandings, agreements, or commitments to issue additional Common Stock for any purposes.

    The Board of Directors believes that the proposed increase in the authorized Common Stock will make available sufficient shares for use, taking into account the Stock Split, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

    Under the Company's Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power, and shareholdings of current stockholders.

    The proposed Amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

EFFECT OF THE STOCK SPLIT

    No change in total stockholders' equity will result from the Stock Split. The aggregate amount of capital represented by the outstanding shares of Common Stock will be increased by $0.01 for each share issued to effect the Stock Split and the Company's capital in excess of par value account will be reduced by the same amount. After the Stock Split, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value, due to the greater number of shares of Common Stock involved after the Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split, such as the cost of preparing and delivering to stockholders new certificates representing additional shares.


    In accordance with the terms of the Company's stock option and employee benefit plans and the warrants, appropriate adjustments will be made upon the effectiveness of the Stock Split to the number of shares reserved for issuance under such plans and the exercise prices and number of shares covered by outstanding options and warrants.

    The Company has been advised that, based on current tax law, the Stock Split should not result in any gain or loss for Federal income tax purposes. The tax basis of every share held before the Stock Split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisers.

    As noted above, the Stock Split is contingent on stockholder approval of the Amendment, but stockholders are not being asked to vote on the Stock Split.

VOTE NECESSARY TO APPROVE THE AMENDMENT

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

RECOMMENDATION OF THE BOARD

    The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from One Hundred Million (100,000,000) to Two Hundred Million (200,000,000). Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Amendment.

                             STOCKHOLDER PROPOSALS


    Stockholder proposals intended to be considered at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 8, 1997. The proposal must be mailed to the Company's principal executive offices, 1 Willow Brook Court, Petaluma, CA 94954, Attention: Peter A. Darbee. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                 OTHER MATTERS

    Management does not know of any matters to be presented at the Special Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

    It is important that your shares be represented at the Special Meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Special Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                         By Order of the Board of Directors,


                                         /s/ Donald Green

                                          --------------------------------------
                                         Donald Green
                                          CHAIRMAN OF THE BOARD

August 20, 1997
Petaluma, California

                     [ADVANCED FIBRE COMMUNICATIONS LOGO]




                                 DETACH HERE

                               REVOCABLE PROXY

                     ADVANCED FIBRE COMMUNICATIONS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of Advanced Fibre Communications, Inc. (the "Corporation") hereby appoints Carl Grivner and Peter Darbee, and each or
P either of them, with full power of substitution in each of them, as proxies of the undersigned, and hereby authorizes them to represent and to cast all
R votes as designated below, which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders to be held at 9:00 a.m. on
O September 22, 1997, at the offices of the Corporation, 9 Willow Brook Court, Petaluma, California 94954, and at any adjournments thereof, with respect to
X   the matters set forth on the reverse side hereof.

Y THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE CORPORATION EITHER A WRITTEN REVOCATION OF THE PROXY OR
    A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.


               CONTINUED AND TO BE SIGNED ON REVERSE SIDE      |SEE REVERSE|
                                                               |    SIDE   |

Dear Stockholder:

The officers and directors of Advanced Fibre Communications, Inc. ("AFC") cordially invite you to attend the Special Meeting of Stockholders, Monday, September 22, 1997 at 9:00 a.m., at the offices of AFC, 9 Willow Brook Court, Petaluma, California.

Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/ DONALD GREEN

Donald Green
Chairman of the Board
and Chief Executive Officer


                                  DETACH HERE

/x/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

                                      AFC
                      ADVANCED FIBRE COMMUNICATIONS, INC.

                                                       FOR    AGAINST   ABSTAIN
1.  Proposal to amend the Fourth Restated              / /      / /       / /
    Certificate of Incorporation to increase the number of authorized shares of Common
    Stock of the Corporation from 100,000,000 to 200,000,000.

2. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in Partnership name by an authorized person.


Signature _______________________________         Date:____________________

Signature _______________________________         Date:____________________